Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate & KLA Services Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com
KLA CORPORATION REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS
•For the quarter, total revenues were $2.569 billion, at the upper end of the guidance range of $2.5 billion +/- $125 million;
•For the quarter, GAAP diluted EPS attributable to KLA was $6.18 and non-GAAP diluted EPS attributable to KLA was $6.60, each finishing above the midpoints of the respective guidance ranges;
•Cash flow from operating activities for the quarter and fiscal year was $892.6 million and $3.31 billion, respectively, and free cash flow was $831.9 million and $3.03 billion, respectively; and
•Capital returns for the quarter and fiscal year were $667.8 million and $2.51 billion, respectively.
MILPITAS, Calif., July 24, 2024 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its fourth quarter and fiscal year ended June 30, 2024. KLA reported GAAP net income attributable to KLA of $836.4 million and GAAP diluted earnings per share (“EPS”) attributable to KLA of $6.18 on total revenues of $2.57 billion for the fourth quarter of fiscal year 2024. For the fiscal year ended June 30, 2024, KLA reported GAAP net income attributable to KLA of $2.76 billion and GAAP diluted EPS attributable to KLA of $20.28 on total revenues of $9.81 billion.
“KLA’s June quarter results exceeded expectations, including revenue, gross margin and EPS, which were all above their respective guidance midpoints, demonstrating the enduring power and differentiation of the KLA portfolio,” said Rick Wallace, President and CEO, KLA Corporation. “We are encouraged by the early signs of a strengthening market environment for our customers at the leading edge and are increasingly confident in our plan for steady improvement throughout the remainder of this calendar year and into 2025.”

GAAP Results
	Q4 FY 2024	Q3 FY 2024	Q4 FY 2023
Total Revenues	$2,569 million	$2,360 million	$2,355 million
Net Income Attributable to KLA	$836 million	$602 million	$685 million
Net Income per Diluted Share Attributable to KLA	$6.18	$4.43	$4.97

Non-GAAP Results
	Q4 FY 2024	Q3 FY 2024	Q4 FY 2023
Net Income Attributable to KLA	$893 million	$715 million	$743 million
Net Income per Diluted Share Attributable to KLA	$6.60	$5.26	$5.40
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2024 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
First Quarter Fiscal 2025 Guidance
The following details our guidance for the first quarter of fiscal 2025 ending in September:
•Total revenues is expected to be in a range of $2.75 billion +/- $150 million
•GAAP gross margin is expected to be in a range of 59.9% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 61.5% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $6.69 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $7.00 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending September 30, 2024, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, and the war between Israel and Hamas, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2023, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,977,129	$1,927,865
Marketable securities	2,526,866	1,315,294
Accounts receivable, net	1,833,041	1,753,361
Inventories	3,034,781	2,876,784
Other current assets	659,327	498,728
Total current assets	10,031,144	8,372,032
Land, property and equipment, net	1,109,968	1,031,841
Goodwill, net	2,015,726	2,278,820
Deferred income taxes	915,241	816,899
Purchased intangibles, net	668,764	935,303
Other non-current assets	692,723	637,462
Total assets	$15,433,566	$14,072,357
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$359,487	$371,026
Deferred system revenue	985,856	651,720
Deferred service revenue	501,926	416,606
Current portion of long-term debt	749,936	—
Other current liabilities	2,063,569	2,303,490
Total current liabilities	4,660,774	3,742,842
Long-term debt	5,880,199	5,890,736
Deferred tax liabilities	486,690	529,287
Deferred service revenue	294,460	176,681
Other non-current liabilities	743,115	813,058
Total liabilities	12,065,238	11,152,604
Stockholders’ equity:
Common stock and capital in excess of par value	2,280,133	2,107,663
Retained earnings	1,137,270	848,431
Accumulated other comprehensive loss	(49,075)	(36,341)
Total stockholders’ equity	3,368,328	2,919,753
Total liabilities and stockholders’ equity	$15,433,566	$14,072,357

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Product	$1,954,837	$1,816,524	$7,482,679	$8,379,025
Service	613,898	538,613	2,329,568	2,117,031
Total revenues	2,568,735	2,355,137	9,812,247	10,496,056
Costs and expenses:
Costs of revenues	1,010,551	962,949	3,928,073	4,218,307
Research and development	325,759	317,110	1,278,981	1,296,727
Selling, general and administrative	255,106	250,857	969,509	986,326
Impairment of goodwill and purchased intangible assets	—	—	289,474	—
Interest expense	82,836	73,491	311,253	296,940
Loss on extinguishment of debt	—	—	—	13,286
Other expense (income), net	(50,560)	(24,776)	(155,075)	(104,720)
Income before income taxes	945,043	775,506	3,190,032	3,789,190
Provision for income taxes	108,597	90,852	428,136	401,839
Net income	836,446	684,654	2,761,896	3,387,351
Less: Net income attributable to non-controlling interest	—	—	—	74
Net income attributable to KLA	$836,446	$684,654	$2,761,896	$3,387,277
Net income per share attributable to KLA:
Basic	$6.22	$5.00	$20.41	$24.28
Diluted	$6.18	$4.97	$20.28	$24.15
Weighted-average number of shares:
Basic	134,462	136,873	135,345	139,483
Diluted	135,342	137,654	136,187	140,235

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended June 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$836,446	$684,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,001	104,813
Unrealized foreign exchange loss and other	4,214	17,602
Asset impairment charges	11,307	—
Stock-based compensation expense	58,621	49,907
Deferred income taxes	(30,634)	23,567
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(221,958)	105,096
Inventories	(32,843)	(144,654)
Other assets	(65,884)	(90,591)
Accounts payable	24,177	(105,844)
Deferred system revenue	(8,613)	117,928
Deferred service revenue	74,096	52,672
Other liabilities	142,685	143,965
Net cash provided by operating activities	892,615	959,115
Cash flows from investing activities:
Capital expenditures	(60,745)	(78,683)
Purchases of available-for-sale securities	(602,081)	(481,096)
Proceeds from sale of available-for-sale securities	36,816	50,079
Proceeds from maturity of available-for-sale securities	488,779	434,819
Purchases of trading securities	(21,635)	(18,852)
Proceeds from sale of trading securities	18,644	19,249
Proceeds from other investments	1,430	—
Net cash used in investing activities	(138,792)	(74,484)
Cash flows from financing activities:
Issuance of common stock	96,501	90,939
Common stock repurchases	(470,266)	(388,825)
Payment of dividends to stockholders	(197,521)	(179,510)
Tax withholding payments related to vested and released restricted stock units	(47,508)	(21,102)
Payment of contingent consideration payable	(67)	(12,823)
Net cash used in financing activities	(618,861)	(511,321)
Effect of exchange rate changes on cash and cash equivalents	(6,000)	(13,958)
Net increase in cash and cash equivalents	128,962	359,352
Cash and cash equivalents at beginning of period	1,848,167	1,568,513
Cash and cash equivalents at end of period	$1,977,129	$1,927,865
Supplemental cash flow disclosures:
Income taxes paid, net	$65,553	$43,858
Interest paid	$25,171	$25,049
Non-cash activities:
Contingent consideration payable - financing activities	$—	$(29)
Dividends payable - financing activities	$1,953	$2,047
Unsettled common stock repurchase - financing activities	$5,500	$11,000
Accrued purchase of land, property and equipment - investing activities	$13,849	$18,445

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Revenues:
Semiconductor Process Control	$2,307,994	$2,097,479	$8,733,556	$9,324,190
Specialty Semiconductor Process	121,268	129,008	528,701	543,398
PCB and Component Inspection	140,017	128,977	552,491	631,604
Total revenues for reportable segments	2,569,279	2,355,464	9,814,748	10,499,192
Corporate allocations and effects of changes in foreign exchange rates	(544)	(327)	(2,501)	(3,136)
Total revenues	$2,568,735	$2,355,137	$9,812,247	$10,496,056
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net income attributable to KLA		$836,446	$601,541	$684,654	$2,761,896	$3,387,277
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	58,777	58,573	64,564	239,901	271,563
Restructuring, severance and other charges	b	17,721	2,042	8,135	21,033	22,035
Impairment of goodwill and purchased intangible assets	c	—	70,474	—	289,474	—
Loss on extinguishment of debt	d	—	—	—	—	13,286
Income tax effect of non-GAAP adjustments	e	(23,227)	(19,879)	(20,892)	(86,311)	(90,409)
Discrete tax items	f	3,092	2,386	6,203	7,630	(46,074)
Non-GAAP net income attributable to KLA		$892,809	$715,137	$742,664	$3,233,623	$3,557,678
GAAP net income per diluted share attributable to KLA		$6.18	$4.43	$4.97	$20.28	$24.15
Non-GAAP net income per diluted share attributable to KLA		$6.60	$5.26	$5.40	$23.74	$25.37
Shares used in diluted net income per share calculation		135,342	135,856	137,654	136,187	140,235

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Goodwill Impairment	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended June 30, 2024
Costs of revenues	$45,937	$2,240	$—	$48,177
Research and development	—	2,230	—	2,230
Selling, general and administrative	12,840	13,251	—	26,091
Total in three months ended June 30, 2024	$58,777	$17,721	$—	$76,498
Three Months Ended March 31, 2024
Costs of revenues	$44,839	$805	$—	$45,644
Research and development	867	922	—	1,789
Selling, general and administrative	12,867	315	—	13,182
Impairment of goodwill	—	—	70,474	70,474
Total in three months ended March 31, 2024	$58,573	$2,042	$70,474	$131,089
Three Months Ended June 30, 2023
Costs of revenues	$45,437	$2,570	$—	$48,007
Research and development	—	2,727	—	2,727
Selling, general and administrative	19,127	2,838	—	21,965
Total in three months ended June 30, 2023	$64,564	$8,135	$—	$72,699
Free Cash Flow Reconciliation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$892,615	$959,115	$3,308,575	$3,669,805
Capital expenditures	(60,745)	(78,683)	(277,384)	(341,591)
Free cash flow	$831,870	$880,432	$3,031,191	$3,328,214
Capital Returns Calculation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Payments of dividends to stockholders	$197,521	$179,510	$773,041	$732,556
Common stock repurchases	470,266	388,825	1,735,746	1,311,864
Capital returns	$667,787	$568,335	$2,508,787	$2,044,420
First Quarter Fiscal 2025 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending September 30, 2024
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$6.09	$7.29
Acquisition-related charges	a	0.40	0.40
Restructuring, severance and other charges	b	0.05	0.05
Income tax effect of non-GAAP adjustments	e	(0.14)	(0.14)
Non-GAAP net income per diluted share		$6.40	$7.60
Shares used in net income per diluted share calculation		135.0	135.0

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending September 30, 2024
		Low	High
GAAP gross margin		58.9%	60.9%
Acquisition-related charges	a	1.5%	1.5%
Restructuring, severance and other charges	b	0.1%	0.1%
Non-GAAP gross margin		60.5%	62.5%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance including associated acceleration of recognition of certain stock-based and other compensation expenses, gains and losses from exiting non-core businesses, writedowns of certain right of use assets and fixed assets that were abandoned and adjustments related to non-controlling interest. Restructuring, severance and other charges in the twelve months ended June 30, 2023 include a gain on the sale of Orbograph, Ltd. (“Orbograph”), which was sold in the first quarter of fiscal 2023, partially offset by certain transaction bonuses triggered by the sale of Orbograph.
c.Impairment of goodwill and purchased intangible assets included non-cash expense recognized in the three months ended March 31, 2024 and December 31, 2023, following the downward revision of financial outlook for the PCB and Display reporting units in the second quarter of fiscal 2024 and the subsequent decision to exit the Company's Display business that was based on many factors, including the cancellation of a significant new technology project by a major customer, in the third quarter of fiscal 2024. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Loss on extinguishment of debt during the twelve months ended June 30, 2023 included a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
e.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
f.Discrete tax items in the twelve months ended June 30, 2024 included a one-time tax benefit resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates.

Discrete tax items in all periods presented included a tax impact relating to the amortization of the aforementioned tax benefit or similar tax benefits recorded in other periods. Discrete tax items in the twelve months ended June 30, 2023 also include the following: an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities; a tax expense of $19.8 million from an internal restructuring; and a tax impact from the sale of Orbograph.